Exhibit 5.1

August 1, 2025 Dyadic International, Inc. 1044 North U.S. Highway One, Suite 201 Jupiter, Florida 33477

Ladies and Gentlemen:

We have acted as counsel to Dyadic International, Inc. (d/b/a Dyadic Applied BioSolutions), a corporation organized under the laws of Delaware (the “Company”), in connection with offering by the Company of 6,052,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), by the Company pursuant to a registration statement on Form S-3 (Registration No. 333-273829) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated July 30, 2025 filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”). The Shares are sold pursuant to an underwriting agreement dated July 30, 2025, between the Company and Craig-Hallum Capital Group LLC (the “Underwriting Agreement”) as described in the Registration Statement and the Prospectus.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issuance of the Shares.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	the Underwriting Agreement;

(d)	a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on July 31, 2025 (the “Certificate of Incorporation”);

(e)	a copy of the Fourth Amended and Restated Bylaws of the Company as in effect on May 29, 2025, certified by the Secretary of the Company;

August 1, 2025

(f)	a copy of the resolutions adopted by the Company’s board of directors (the “Board”) on May 29, 2025 and on July 30, 2025;

(g)	a certificate dated the date hereof of the Secretary of the Company, certifying as to the name, title and incumbency of officers of the Company signing the Underwriting Agreement or other documents in connection therewith; and

(h)	a copy of a certificate, dated the date hereof, of the Delaware Secretary of State, certifying the existence and good standing of the Company under the laws of the State of Delaware.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In addition, in rendering the opinions expressed below, we have assumed that the Shares will be executed and countersigned by the transfer agent or registrar therefor as contemplated in the Registration Statement.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Shares, when sold and issued in accordance with the Underwriting Agreement and as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

The opinion expressed above is limited to questions arising under the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated August 1, 2025 and to the reference to our firm as counsel for the Company under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

KPD/JYC/BW